Exhibit 10.1

RB&H Draft 11/30/07

WAIVER, AMENDMENT AND

TERM A-2 LOAN INCREMENTAL TERM LOAN AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS WAIVER, AMENDMENT AND TERM A-2 LOAN INCREMENTAL TERM LOAN AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December       , 2007 (this “Waiver” or this “Amendment”), is made among SYMMETRY MEDICAL INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party hereto as Subsidiary Guarantors, and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent for the Lenders under the Credit Agreement referenced below (in such capacity, the “Administrative Agent”).

RECITALS

A.            The Borrower, the Subsidiary Guarantors, the Lenders, the Administrative Agent and certain other agents are parties to an Amended and Restated Credit Agreement, dated as of June 13, 2006 (the “Existing Credit Agreement” and, as previously amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.            The Borrower has delivered notice to the Administrative Agent and the Lenders that management estimates that the Sheffield, U.K. operations of Thornton Precision Components Limited, an indirect Subsidiary of the Borrower (hereinafter “Sheffield”), engaged in potential irregularities in its financial reporting during the period of time beginning in 1999 (or potentially earlier) through October, 2007, resulting in an estimated impact on the Borrower’s financial statements of approximately $24 million to $28 million (exclusive of professional fees and other expenses relating to such potential irregularities), and as a direct result of such financial misstatements (i)  certain representations and warranties were incorrect and false in a material respect when made and (ii) certain information provided under the affirmative covenants was inaccurate, causing such covenants not to be complied with pursuant to the terms of the Credit Agreement, in each case thereby resulting in Events of Default (collectively, the “Sheffield Default”). In addition, as a result of its investigation of the financial misstatements at Sheffield, the Borrower was unable to deliver financial statements complying with Section 6.1(a) for the fiscal quarter ending September 30, 2007 or the Compliance Certificate for such fiscal quarter as required by Section 6.2(a) of the Credit Agreement, thereby resulting in Events of Default (the “September 30, 2007 Financial Reporting Default”). The Borrower has also failed to deliver (i) unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of fourth fiscal quarter of fiscal year 2006 as required by Section 6.1(a), together with the Compliance Certificate for such fiscal quarter as required by Section 6.2(a), and (ii) the auditor’s report required by Section 6.1(b)(z), in each case thereby resulting in Events of Default (collectively, the “2006 Reporting Default” and, together with the Sheffield Default and the September 30, 2007 Financial Reporting Default, the “Specified Events of Default”). The Borrower has requested that the Required Lenders waive the Specified Events of Default.

C.            The Borrower has also informed the Administrative Agent and the Lender that it desires to acquire, indirectly through two of its wholly-owned subsidiaries, substantially all of the assets, real estate and properties held in connection with, necessary for, or material to the business and operations of DePuy Orthopaedics, Inc.’s (“DePuy”) New Bedford, Massachusetts operations (the “DePuy Acquisition”) pursuant to the Asset Purchase Agreement, dated as of December       , 2007 (together with the other transaction documents required therein, “DePuy Acquisition Documents”), by and among DePuy, Symmetry Medical New Bedford, LLC (“New Bedford LLC”) and Symmetry New Bedford Real Estate, LLC (“New Bedford Real Estate LLC”). In connection with the DePuy Acquisition, the Borrower has requested that the Term A-2 Loan Lenders (as defined below) make incremental term loans to the Borrower under the Section 2.21 of the Credit Agreement in an aggregate principal amount of up to $60,000,000 (the “Term A-2 Loans”) on the terms and conditions set forth herein.

D.            The Administrative Agent and the Lenders have agreed to waive the Specified Events of Default and the Term A-2 Loan Lenders have agreed to provide the Term A-2 Loans, in each case in accordance with, and subject to, the terms and conditions set forth herein, including without limitation, the amendments to the Credit Agreement set forth below.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LIMITED WAIVER

Based upon the representations and warranties contained herein, the Administrative Agent and the Required Lenders hereby waive the Specified Events of Default, but only to the extent that (i) any Sheffield Default is a direct result of the financial reporting irregularities at Sheffield, and (ii) no Event of Default under Section 9.1(n) or 9.1(o) (as amended by this Amendment) ever occurs and is continuing. This Waiver shall be effective only with regard to the Specified Events of Default and shall not act as a waiver or consent with respect to any other Default or Event of Default under the Credit Agreement or any other Credit Document.

ARTICLE II

CONSENT TO ACQUISITION AND INCREMENTAL TERM LOANS

Based upon the representations and warranties contained herein and subject to the satisfaction of the conditions precedent set forth in Article VI hereof, the Administrative Agent and the Required Lenders hereby (i) consent to the consummation of the DePuy Acquisition by the Borrower on the terms and conditions set forth in the DePuy Acquisition Documents, (ii) agree that the DePuy Acquisition shall be deemed to be a Permitted Acquisition, (iii) agree that, with respect to the DePuy Acquisition only, except for the requirements set forth in Article VI of this Amendment, the Borrower shall not have to comply with any requirements in the Credit Agreement for Permitted Acquisitions, and (iv) agree that the Pro Forma Financial Covenant Calculations (as defined below) delivered in connection with the incurrence of the Term A-2 Loans satisfy the requirements set forth in Sections 2.21(a)(iv) and 2.21(e)(i)(B)(y) of the Credit Agreement.

ARTICLE III

TERMS OF INCREMENTAL TERM LOANS

3.1           Commitments. Each Term A-2 Loan Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a loan (each, a “Term A-2 Loan,” and collectively, the “Term A-2 Loans”) to the Borrower on the Term A-2 Loan Effective Date in a principal amount not to exceed its Term A-2 Loan Commitment. A Lender’s “Term A-2 Loan Commitment” shall mean the commitment of such Lender to make Term A-2 Loans in an aggregate principal amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7(b) of the Credit Agreement as such Lender’s “Term A-2 Loan Commitment,” as such amount may be reduced at or prior to such time pursuant to the terms hereof. The aggregate amount of the Term A-2 Loan Commitments is $60,000,000. The Term A-2 Loans shall be deemed to be Incremental Term Loans made in accordance with Section 2.21 of the Credit Agreement.

3.2           Applicable Margin Percentages. The Applicable Percentage for the Term A-2 Loans shall be the Applicable Percentages for such Type of Term A-2 Loans, as determined in accordance the terms of the Credit Agreement.

3.3           Maturity. The maturity date for the Term A-2 Loans will be the Term A-1 Loan Maturity Date (i.e., June 13, 2011).

3.4           Amortization. The Borrower will repay the aggregate outstanding principal of the Term A-2 Loans as follows:

Date	Payment Amount
March 31, 2008	$750,000
June 30, 2008	$750,000
September 30, 2008	$750,000
December 31, 2008	$750,000
March 31, 2009	$1,500,000
June 30, 2009	$1,500,000
September 30, 2009	$1,500,000
December 31, 2009	$1,500,000
March 31, 2010	$2,250,000
June 30, 2010	$2,250,000
September 30, 2010	$2,250,000
December 31, 2010	$2,250,000

Date	Payment Amount
March 31, 2011	$2,250,000
Term A-1 Loan Maturity Date	$39,750,000

3.5           Use of Proceeds. The proceeds of the Term A-2 Loans shall be used solely (i) to finance in part the DePuy Acquisition, (ii) to repay certain Revolving Loans outstanding under the Existing Credit Agreement, and (iii) to pay fees and expenses in connection with the transactions described herein in amounts acceptable to the Administrative Agent.

ARTICLE IV

AMENDMENTS

4.1           New Defined Terms. The following defined terms are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“Current Filer” shall mean any time that the Borrower is current in filing its reports (including quarterly and annual financial statements) under Section 13 and 15(d) of the Exchange Act.

“Incremental Margins” shall have the meaning given to such term in Section 2.21(d)(iv).

“SEC Filer Sublimit” shall mean (i) at any time prior to the Term A-2 Loan Effective Date, $24,000,000 and (ii) at any time after the Term A-2 Loan Effective Date, an amount equal to the Aggregate Revolving Credit Exposure immediately following the repayment of Revolving Loans with the proceeds of the Term A-2 Loans plus the lesser of (A) $10,000,000 or (B) the aggregate amount of the Revolving Loans repaid with the proceeds of the Term A-2 Loans.

“Sheffield” shall mean the Sheffield, U.K. operations of Thornton Precision Components Limited, a Subsidiary of the Borrower.

“Term A-2 Amendment Date” shall mean the date of the Term A-2 Loan Amendment.

“Term A-2 Loan Amendment” shall mean the Waiver, Amendment and Term A-2 Loan Incremental Term Loan Amendment to Amended and Restated Credit Agreement, dated as of December       , 2007, among the Borrower, the Subsidiary Guarantors, and the Administrative Agent on behalf of the Lenders.

“Term A-2 Loan Effective Date” shall mean the date upon which the conditions precedent to making the Term A-2 Loans set forth in Article VI of the Term A-2 Loan Amendment are satisfied or waived in accordance with their terms.

4.2           Definition of Applicable Percentage.

(a)           The matrix in the definition of “Applicable Percentage” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Level	Total Leverage Ratio	Applicable LIBOR Margin	Applicable Base Rate Margin	Applicable Commitment Fee Percentage
I	Greater than or equal to 2.0 to 1.0	2.25%	1.25%	0.375%
II	Less than 2.0 to 1.0 but greater than or equal to 1.5 to 1.0	1.75%	0.75%	0.375%
III	Less than 1.5 to 1.0 but greater than or equal to 1.0 to 1.0	1.50%	0.50%	0.300%
IV	Less than 1.0 to 1.0	1.25%	0.25%	0.250%

(b)           The following is added as a new paragraph at the end of the definition of “Applicable Percentage”:

Notwithstanding anything to the contrary, at any time that the Borrower is not a Current Filer prior to March 31, 2008 (i) the applicable LIBOR Margin and Base Rate Margin at all levels set forth above shall be increased by 0.50%, and (ii) the applicable LIBOR Margin and Base Rate Margin will be determined in accordance with Level I above (notwithstanding the actual Total Leverage Ratio).

4.3           SEC Filer Sublimit.

(a)           Clause (z) of Section 2.1(c) of the Credit Agreement is amended and restated as follows:

(z) the Aggregate Revolving Credit Exposure would exceed (A) at any time the Borrower is not a Current Filer, the lesser of (i)(A) SEC Filer Sublimit at such time or (B) the aggregate Revolving Credit Commitments at such time, or (ii) at any time the Borrower is a Current Filer, the aggregate Revolving Credit Commitments at such time.

(b)           Section 2.6(d) of the Credit Agreement is amended and restated as follows:

(d)           In the event that the Aggregate Revolving Credit Exposure (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made on the date of determination) shall (i) at any time the Borrower is not a Current Filer, exceed the SEC Filer Sublimit at such time (after giving effect to any concurrent termination or reduction of the Revolving Credit Commitments) or (ii) at any time the Borrower is a Current Filer, exceed the aggregate Revolving Credit Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will, within two (2) Business Days after such time, prepay the outstanding principal amount of the Swingline Loans and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans, the outstanding principal amount of the Revolving Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Swingline Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 3.8, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

4.4           Section 2.21(d)(iv) of the Credit Agreement is amended and restated as follows:

(iv)          have such amortization and pricing as may be agreed by the Borrower, the Administrative Agent and the Incremental Term Lenders providing such Series of Incremental Term Loans pursuant to the provisions of this Section 2.21; provided, however, that if the margins to be added to the Base Rate and the LIBOR Rate for any Series of Incremental Term Loans (any such margin, an “Incremental Margin”) are more than 0.50% greater than the margins set forth for any Term Loans or any outstanding Series of Incremental Term Loans in the definition of “Applicable Percentage” contained in Section 1.1 or in any amendment related to the issuance of a Series of Incremental Term Loans, the Applicable Percentages for outstanding Term Loans and any outstanding Series of Incremental Term Loans shall automatically be increased to any extent required so that the margin or margins applicable thereto are equal to 0.50% less than the margin for such Series of Incremental Term Loans, without any action or consent of the Borrower, the Administrative Agent or any Lender; and

4.5           Current Filer. The following is added as a new Section 5.24:

5.24         Current Filer. To the extent that the representations and warranties set forth in this Agreement are made or deemed made, such representations and warranties shall not be deemed incorrect, false or misleading solely on account of the accounting irregularities of Sheffield, including any overstatement of revenue, inventory and other matters, resulting in an estimated impact of approximately $24 million to $28 million (exclusive of professional fees and other expenses relating to such potential irregularities), so long as the financial impact of such accounting irregularities does not result in an Event of Default under Section 9.1(o).

4.6           Financial Reporting.

(a)           Section 6.1(a) of the Credit Agreement is amended and restated as follows:

(a)           Within forty-five (45) days (or, if earlier and if applicable to the Borrower, the quarterly report deadline under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the second fiscal quarter of fiscal year 2006, unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated (or consolidating) figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter. Notwithstanding anything to the contrary, solely with respect to the delivery of the financial statements required by this Section 6.1(a) for the fiscal quarter ending December 31, 2007, the Borrower shall not be required to restate such financial statements if a restatement of such financial statements would, as a result of the Sheffield Accounting Issues, otherwise be necessary in order to comply with the terms of this Section 6.1(a); and

(b)           Section 6.1(b) of the Credit Agreement is amended and restated as follows:

(b)           Within ninety (90) days (or, if earlier and if applicable to the Borrower, the annual report deadline under the Exchange Act rules and regulations) after the end of each fiscal year, beginning with the 2006 fiscal year, an audited consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated and unaudited consolidating statements of income, cash flows and stockholders’ equity for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, and, to the extent audited, certified by Ernst & Young LLP or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such audited financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year.

(c)           Section 6.2(a) of the Credit Agreement is hereby amended by deleting the phrase “(including with respect to financial statements as of the end of and for the fourth fiscal quarter of each fiscal year)” in the first sentence thereof.

(d)           Section 6.2(b) of the Credit Agreement is hereby amended by replacing the phrase “thirty (30)” in the first sentence thereof with the phrase “sixty (60)”.

4.7           Events of Default. Section 9.1 of the Credit Agreement is hereby amended by deleting the word “or” at the end of subsection (l), replacing the period “.” at the end of subsection (m) with “;”, and adding the following new subsections (n) and (o):

(n)           The Borrower is not a Current Filer at any time on or after March 31, 2008; or

(o)           The Required Lenders reasonably determine, which determination may be made based upon a public announcement by the Borrower of estimated financial impact or on other information obtained by them, that (i) the total financial impact of the accounting irregularities of Sheffield (the “Sheffield Accounting Issues”) exceeds $28 million by a material amount, or (ii) the Sheffield Accounting Issues have an adverse effect in excess of $1 million on 2007 revenues or earnings for the Borrower, in each case, exclusive of professional fees and other expenses relating to the Sheffield Accounting Issues. For purposes of this Section 9.1(o) “material amount” shall mean ten percent (10%) or more.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent (on behalf of itself and the Required Lenders) and the Term A-2 Loan Lenders to enter into this Amendment and to induce the Term A-2 Loan Lenders to extend the credit contemplated hereby, each of the Borrower and the Subsidiary Guarantors represents and warrants, immediately after giving effect to the DePuy Acquisition and the other transactions contemplated by the DePuy Acquisition Documents or this Amendment, as follows:

5.1           Financial Matters.

(a)           The unaudited, preliminary consolidated pro forma balance sheet of the Borrower and its Subsidiaries as of September 30, 2007, a copy of which has heretofore been prepared and delivered by the Borrower to the Administrative Agent, gives pro forma effect to the consummation of the DePuy Acquisition, the Borrowing of the Term A-2 Loans, the other transactions contemplated by this Amendment and the payment of transaction fees and expenses related to the foregoing, all as if such events had occurred on such date (the “Term A-2 Pro Forma Balance Sheet”). The Term A-2 Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, based on stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

(b)           The Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, consolidated annual projected balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries for the five (5)-year period beginning with the year ending December 31, 2007, giving effect to the consummation of the DePuy Acquisition, the Borrowing of the Term A-2 Loans, the other transactions contemplated by this Amendment and the payment of transaction fees and expenses related to the foregoing (the “Term A-2 Projections”). In the good faith opinion of management of the Borrower, the assumptions used in the preparation of the Term A-2 Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Term A-2 Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries, subject to the uncertainties and approximations inherent in any projections.

(c)           The Borrower has prepared, and has heretofore furnished to the Administrative Agent and the Lenders a copy of the Pro Forma Financial Covenant Calculations (as defined below).

(d)           The Pro Forma Balance Sheet, the Projections and the Pro Forma Financial Covenant Calculations have been prepared by Borrower prior to, and do not reflect any adjustments or changes to financial data that will be incorporated in, the restatement of the Borrower’s financial statements as a result of the Sheffield Accounting Issues.

5.2           Ownership of Properties. Schedule 5.2 to this Amendment lists, all real property interests to be acquired by the Borrower in connection with the DePuy Acquisition, indicating in each case the identity of the owner, the address of the property, the nature of the use of the premises, and whether such interest is a leasehold or fee ownership interest.

5.3           Insurance. Schedule 5.3 sets forth a true and complete summary of all insurance policies or arrangements carried or maintained by the Borrower immediately after the consummation of the DePuy Acquisition, indicating in each case the insurer, policy number, expiration, amount and type of coverage and deductibles.

5.4           Certain Transactions.

(a)           As of the Term A-2 Loan Effective Date, (i) all conditions to the obligations of DePuy under the DePuy Acquisition Documents to consummate the DePuy Acquisition and the other transactions contemplated thereby shall have been satisfied or waived in writing, (ii) all funds advanced by the Lenders on the Term A-2 Loan Effective Date will be used to consummate the transactions contemplated by the DePuy Acquisition Documents and for other permitted uses under Section 3.5 of this Amendment and (iii) the DePuy Acquisition and the other transactions contemplated by the DePuy Acquisition Documents will be consummated in accordance with the DePuy Acquisition Documents.

(b)           As of the Term A-2 Loan Effective Date, to the best of the Borrower’s and its Subsidiaries’ knowledge, the representations and warranties under the DePuy Acquisition Documents are true and correct (except to the extent that any such representations and warranties speak only to a prior date, in which case, such representations and warranties shall have been true and correct as of such prior date), both immediately before and after giving effect to the consummation of the transactions contemplated by the DePuy Acquisition Documents (or, to the extent made as of the consummation of the transactions contemplated by the DePuy Acquisition Documents, will be true and correct in all material respects upon consummation of the transactions contemplated thereby).

5.5           Initial Representations and Warranties. After giving effect to this Amendment and the transactions contemplated hereby, including without limitation the consummation of the

DePuy Acquisition, the Borrowing of the Term A-2 Loans, the other transactions contemplated by this Amendment and the payment of transaction fees and expenses related to the foregoing, each of the representations and warranties of the Borrower and its Subsidiaries contained in the Existing Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except as permitted pursuant to Section 5.24 (as amended by this Amendment) of the Credit Agreement and except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

5.6           No Default. After giving effect to this Amendment and the transactions contemplated hereby, including without limitation the consummation of the DePuy Acquisition, the Borrowing of the Term A-2 Loans, the other transactions contemplated by this Amendment and the payment of transaction fees and expenses related to the foregoing, no Default or Event of Default has occurred and is continuing.

ARTICLE VI

CONDITIONS

6.1           Conditions to Making Term A-2 Loans. The obligation of each Term A-2 Lenders to make its Term A-2 Loan in connection with this Amendment is subject to the satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have received executed counterparts of this Amendment from the Borrower, each Subsidiary Guarantor and the Term A-2 Loan Lenders, and executed counterparts of the Consent to Waiver, Amendment and Term A-2 Loan Incremental Term Loan Amendment from the Required Lenders.

(b)           The Administrative Agent shall have received the following, each dated as of the Term A-2 Loan Effective Date (unless otherwise specified) and, except for the Notes and any certificates or instruments required to be delivered under the Security Documents, in sufficient copies as reasonably determined by the Administrative Agent:

(i)            if requested in writing by the appropriate Term A-2 Loan Lender, a Term A-2 Note for each Term A-2 Loan Lender that is a party hereto as of the Term A-2 Loan Effective Date, in the amount of such Lender’s Term A-2 Loan Commitment, duly completed in accordance with the relevant provisions of Section 2.4(d) of the Credit Agreement and executed by the Borrower;

(ii)           a joinder to the Subsidiary Guaranty, in form and substance reasonably satisfactory to the Administrative Agent, duly completed and executed by each of New Bedford LLC and New Bedford Real Estate LLC;

(iii)          a joinder to the Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly completed and executed by each of New Bedford LLC and New Bedford Real Estate LLC;

(iv)          a pledge amendment to the Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly completed and executed by the Borrower, granting the Administrative Agent a security interest in all of the Borrower’s equity interests in each of New Bedford LLC and New Bedford Real Estate LLC;

(v)           a Mortgage with respect to (A) each parcel of Realty owned by Symmetry Medical SSI Real Estate, LLC and (B) each parcel of owned Realty acquired in connection with the DePuy Acquisition, in each case duly completed and executed by the applicable Credit Party, and such documents relating to any such Realty as may be reasonably requested by the Administrative Agent, including, without limitation, (x) policies of title insurance for such Realty from title insurance companies with respect thereto, as endorsed in a manner reasonably satisfactory to the Administrative Agent, together with such coinsurance and reinsurance as may be reasonably required by the Administrative Agent, insuring such Mortgage, as a valid first lien on the Realty, free of Liens other than Permitted Liens or other exceptions to title approved and accepted by the Administrative Agent, (y) surveys for such Realty, and (z) flood certifications for such Realty, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(vi)          an amendment of each Mortgage executed and delivered in connection with the Existing Credit Agreement, and such documents relating to any such Realty as may be reasonably requested by the Administrative Agent, including, without limitation, an endorsement to the title insurance policy for each such Mortgage, insuring such amendments and restatements of the Mortgage as a valid first lien on the Realty, free of Liens other than Permitted Liens or other exceptions to title approved and accepted by the Administrative Agent;

(vii)         the favorable opinions of (A) Barrett & McNagny, LLP, special counsel to New Bedford LLC and New Bedford Real Estate LLC, and (B) local counsel to the Credit Parties in such jurisdictions as may be reasonably requested by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent; and

(viii)        complete and final copies of all of the DePuy Acquisition Documents certified by an officer of the Borrower as true, correct and complete, in form and substance reasonably acceptable to the Administrative Agent and evidencing that the aggregate purchase price for the DePuy Acquisition shall not exceed $45,000,000 (excluding any adjustments permitted pursuant to the DePuy Acquisition Documents).

(c)           The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, certifying that (i) as of the Term A-2 Loan Effective Date, all representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents (including in this Amendment) qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, including without limitation the consummation of the DePuy Acquisition, the Borrowing of the Term A-2 Loans, the other transactions contemplated by this Amendment and the payment of transaction fees and expenses related to the foregoing (except as permitted pursuant to Section 5.24 (as amended by this Amendment) of the Credit Agreement and except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case as of such date), (ii) no Default or Event of Default has occurred and is continuing on the Term A-2 Loan Effective Date, both immediately before and after giving effect to the Term A-2 Loans to be made on such date and (iii) all conditions to the extensions of credit set forth in this Amendment have been satisfied or waived as required hereunder.

(d)           The Administrative Agent shall have received a certificate of the corporate secretary or assistant secretary of the sole member of each of New Bedford LLC and New Bedford Real Estate LLC, in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the certificate of formation and all amendments thereto of such Subsidiary, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the limited liability company agreement of such Subsidiary, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the sole member of such Subsidiary, authorizing the execution, delivery and performance of this Amendment and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Subsidiary executing this Amendment or any of such other Credit Documents, and attaching all such copies of the documents described above.

(e)           The Administrative Agent shall have received a certificate, dated as of the Term A-2 Loan Effective Date, as to the solvency of the Borrower and its Subsidiaries, taken as a whole, after giving effect to the consummation of the DePuy Acquisition, the Borrowing of the Term A-2 Loans, the other transactions contemplated by this Amendment and the payment of transaction fees and expenses related to the foregoing.

(f)            The Administrative Agent shall have received a certificate as of a recent date of the good standing of each of New Bedford LLC and New Bedford Real Estate LLC, under the laws of the State of Delaware, from the Secretary of State of the State of Delaware.

(g)           The Administrative Agent shall have received certified reports from an independent search service reasonably satisfactory to it listing any federal tax lien filing or Uniform Commercial Code financing statement that names New Bedford LLC, New Bedford Real Estate LLC or DePuy as debtor in any jurisdiction reasonably requested by the Administrative Agent, and the results thereof shall be reasonably satisfactory to the Administrative Agent.

(h)           The Administrative Agent shall have received evidence reasonably satisfactory to it that concurrently with the consummation of the DePuy Acquisition, any Liens (other than Permitted Liens) securing any assets acquired in connection with the DePuy Acquisition shall be released and any related filings terminated of record (or arrangements satisfactory to the Administrative Agent made therefor).

(i)            The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed UCC-1 financing statements, Mortgages and/or amendments to existing Mortgages) necessary to perfect the Liens created by the Security Documents shall have been completed, or arrangements reasonably satisfactory to the Administrative Agent for the completion thereof shall have been made.

(j)            The Administrative Agent shall have received copies of the Term A-2 Pro Forma Balance Sheet and Term A-2 Projections, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(k)           The Administrative Agent and the Lenders shall have received financial covenant calculations (the “Pro Forma Covenant Calculations”), certified by a Financial Officer of the Borrower, demonstrating that on a pro forma basis (i) after giving effect to the consummation of the DePuy Acquisition, the Borrowing of the Term A-2 Loans and the other transactions contemplated by this Amendment and the payment of transaction fees and expenses related to the foregoing, and (ii) based upon internal, unaudited consolidated financial statements of the Borrower and its Subsidiaries as of the last day of the month most recently ended prior to the Term A-2 Loan Effective Date for which financial statements of the Borrower and its Subsidiaries are available, the Borrower is in compliance with the financial covenants set forth in Article VII of the Credit Agreement.

(l)            No Default or Event of Default shall have occurred and be continuing on the Term A-2 Loan Effective Date, both immediately before and after giving effect to the Term A-2 Loans to be made on such date.

(m)          The Borrower shall have paid (i) to Wachovia or its respective Affiliates the fees required to be paid to them under the fee letter from Wachovia and certain of its respective Affiliates to the Borrower, dated as of November 20, 2007, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Amendment, and (ii) the other fees and expenses of the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Term A-2 Loan Effective Date (including fees and expenses of counsel) in connection with this Amendment and the transactions contemplated hereby.

(n)           The Administrative Agent and the Term A-2 Loan Lenders shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

ARTICLE VII

AFFIRMATION OF OBLIGATIONS

7.1           Affirmation of Borrower and Subsidiary Guarantors. Each of the Borrower and each of the Subsidiary Guarantors that guaranty any or all of the Obligations under the Existing Credit Agreement hereby approves and consents to the transactions contemplated by this Amendment and agrees that its obligations under the Existing Credit Agreement and the other

Credit Documents to which it is a party shall not be diminished as a result of the execution of this Amendment. This acknowledgement by each of the Borrower and each such Subsidiary Guarantor is made and delivered to induce the Lenders to enter into this Amendment, and each of the Borrower and each such Subsidiary Guarantor acknowledges that the Lenders would not enter into this Amendment in the absence of the acknowledgements contained herein.

7.2           Liens. Each of the Borrower and each of the Subsidiary Guarantors party to the Existing Credit Agreement hereby ratifies and confirms the grant of a security interest in and Lien on the Collateral contained in the Security Documents to which each is a party that were executed in connection with the Existing Credit Agreement, which security interest and Lien shall continue in full force and effect without interruption, and shall constitute the single grant of a security interest and Lien.

ARTICLE VIII

MISCELLANEOUS

8.1           Effect of Amendment. From and after the Term A-2 Amendment Date, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Existing Credit Agreement as amended by this Amendment and as it may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement (including any schedule or exhibit) except as expressly set forth herein. Except as expressly amended hereby or in the aforementioned Security Documents, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

8.2           Credit Documents. The parties hereto acknowledge and agree that this Amendment and each of the Mortgages and Mortgage amendments executed in connection with this Amendment is a Credit Document for all purposes under the Credit Agreement and the other Security Documents.

8.3           Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

8.4           Expenses. The Borrower agrees, on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

8.5           Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

8.6           Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

8.7           Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

8.8           Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto. A facsimile of a counterpart executed by a party shall be acceptable temporary evidence of the execution by that party of that counterpart.

[signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

BORROWER:

SYMMETRY MEDICAL INC.

By:	/s/ Fred L. Hite
Chief Financial Officer

SUBSIDIARY GUARANTORS:

RILEY MEDICAL INC.

By:	/s/ Fred L. Hite

SYMMETRY MEDICAL EVEREST LLC

By:	/s/ Fred L. Hite

TNCO, INC.

By:	/s/ Fred L. Hite

(signatures continue on following page)

Signature Page to Waiver, Amendment and

Term A-2 Loan Incremental Term Loan Amendment

to Amended and Restated Credit Agreement

SPECIALTY SURGICAL INSTRUMENTATION, INC.

By:	/s/ Fred L. Hite

UCA, LLC

By:	/s/ Fred L. Hite

SYMMETRY MEDICAL SSI REAL ESTATE, LLC

By:	/s/ Fred L. Hite

SYMMETRY MEDICAL USA INC.

By:	/s/ Fred L. Hite

SYMMETRY MEDICAL INTERNATIONAL INC.

By:	/s/ Fred L. Hite

(signatures continue on following page)

Signature Page to Waiver, Amendment and

Term A-2 Loan Incremental Term Loan Amendment

to Amended and Restated Credit Agreement

METTIS GROUP INC.

By:	/s/ Fred L. Hite

ULTREXX, INC.

By:	/s/ Fred L. Hite

JET ENGINEERING, INC.

By:	/s/ Fred L. Hite

SMA REAL ESTATE, LLC

By:	/s/ Fred L. Hite

(signatures continue on following page)

Signature Page to Waiver, Amendment and

Term A-2 Loan Incremental Term Loan Amendment

to Amended and Restated Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Term A-2 Loan Lender and on behalf of certain Lenders pursuant to written authorization

By:	/s/ Kirk Tesch
Vice President

Signature Page to Waiver, Amendment and

Term A-2 Loan Incremental Term Loan Amendment

to Amended and Restated Credit Agreement